EXHIBIT 11.1
                                             ------------

                              CANANDAIGUA BRANDS, INC. AND SUBSIDIARIES

                               COMPUTATION OF EARNINGS PER COMMON SHARE

                                 (in thousands, except per share data)


                                              For the Year Ended
                                                 February 29,             For the Years Ended February 28,
                                              -------------------    ------------------------------------------

                                                     2000                   1999                   1998
                                              -------------------    -------------------    -------------------

                                               Basic     Diluted      Basic     Diluted      Basic     Diluted
                                              --------   --------    --------   --------    --------   --------

Income before extraordinary item              $ 77,375   $ 77,375    $ 61,909   $ 61,909    $ 47,130   $ 47,130
Extraordinary item, net of income taxes           --         --       (11,437)   (11,437)       --         --
                                              --------   --------    --------   --------    --------   --------
Income applicable to common shares            $ 77,375   $ 77,375    $ 50,472   $ 50,472    $ 47,130   $ 47,130
                                              ========   ========    ========   ========    ========   ========
Shares:
Weighted average common shares outstanding      18,054     18,054      18,293     18,293      18,672     18,672
Adjustments:
  Stock options                                   --          445        --          461        --          433
                                              --------   --------    --------   --------    --------   --------
Adjusted weighted average common shares
  outstanding                                   18,054     18,499      18,293     18,754      18,672     19,105
                                              ========   ========    ========   ========    ========   ========
Earnings per common share:
  Income before extraordinary item            $   4.29   $   4.18    $   3.38   $   3.30    $   2.52   $   2.47
  Extraordinary item                              --         --         (0.62)     (0.61)       --         --
                                              --------   --------    --------   --------    --------   --------
Earnings per common share                     $   4.29   $   4.18    $   2.76   $   2.69    $   2.52   $   2.47
                                              ========   ========    ========   ========    ========   ========
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